News Announcement	For Immediate Release

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX) FORGES
UNIQUE, SPECIALTY CONTENT ‘DIGINEXT’ JOINT VENTURE WITH NEHST

- Partnership Bringing New In-Venue Film Festival to Digiplex Circuit -

WESTFIELD, New Jersey and NEW YORK, New York (June 25, 2012) - Digital Cinema Destinations Corp.  (NasdaqCM:DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, announced today the formation of DigiNext, a joint venture with Nehst, an innovative digital content financier, developer, producer and distributor.  The companies are collaborating on the DigiNext In-Venue Film Festival, a unique theatrical exhibition program slated to kick off in August 2012.

A breakthrough for filmmakers and consumers, the DigiNext In-Venue Film Festival recreates the excitement of the film festival experience in local theaters by showcasing high-end American independent movies and award-winning foreign language films featured at the top 20 international and domestic film festivals.  As part of an enhanced movie-going experience the series will also include live and Skyped Q&A sessions with filmmakers as well as celebrity appearances and gift bag giveaways for attendees.

Nehst co-founder and Chairman Larry Meistrich stated, “The DigiNext In-Venue Film Festival is committed to providing opportunities for talented but still below-the-radar directors and producers without previous distribution the chance to reach an appreciative audience of targeted movie aficionados, including various affinity groups.  We are very pleased to partner with Bud Mayo and the Digiplex team to offer their moviegoers access to highly praised but under-exposed films, without requiring them to travel to the world’s leading film festivals to enjoy them.”

Digiplex Chairman and CEO Bud Mayo commented, “Larry originated a similar and very successful creative concept a number of years ago, the critically acclaimed ‘Shooting Gallery Film Series at Loews Cineplex Entertainment,’ which was responsible for such breakout hits as ‘Croupier’ and ‘Judy Berlin.’

“We believe the DigiNext content offerings will not only complement our growing lineup of alternative programming, it is also consistent with our vision of targeting audiences with compelling choices we help bring to market.  In addition to bringing our patrons access to a wide variety of new indie titles via the In-Venue Film Festival that they would ordinarily not be able to see elsewhere, as a partner in DigiNext our Company will also participate in future ancillary downstream non-theatrical revenues, including TV and cable broadcasts, digital sales, rentals and streaming of these movies that will be hand-picked by Nehst.”

The deal was facilitated by Emily Gerson Saines of Brookside Artist Management.

About Nehst

Nehst Media Enterprises is a content financing, development, production and distribution company innovating in many facets of the entertainment world. Nehst is founded on the premise that today’s media landscape requires content development and distribution focused on niche marketing, community and branding. Nehst applies unique strategies to information technology to discover, produce and distribute content people care about. More information about Nehst is available at www.nehst.com. You can also connect with Nehst via Facebook, Twitter and YouTube.

About Digital Cinema Destinations Corporation (www.digiplexdest.com)

Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. Digiplex operates eight cinemas and 73 screens in PA, NJ and CT.  You can also connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form S-1 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	J C I R – Investor Relations
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

Larry Meistrich, Chairman
Nehst Media Enterprises
877/286-7610 or lmeistrich@nehst.com

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